UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025 (April 8, 2025)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry Into a Material Definite Agreement.

On April 8, 2025, Bion BLG, LLC verbally agreed to extend its secured promissory note, dated April 15, 2025, via a forbearance procedure, to July 15, 2025. Bion BLG, LLC is working with their attorney to finalize the agreement. The Company entered into an Agreement with Bion BLG, LLC, whereby BLG purchased a Secured Convertible Promissory Note in the principal amount of up to $500,000, as reported in our Form 8-k, filed 10/24/2024.

Item 8.01 Other Events

On April 16, 2025, the Company was served a summons by Hamstra Builders, Inc. (“Hamstra”) along with three other defendants: Bion Technologies, Inc. (“Biontech”), Bion 3G-1, LLC (“3G-1”), both entities of Bion Environmental Technologies, Inc., and North Prairie Holdings, LLC (‘NPHLLC”) the property lessor. The Hamstra suit is related to the Notice of Intent to file a Mechanic’s Lien, that was filed April 16, 2024, and has been disclosed in our public filings since that date. Bion has retained counsel in Indiana to represent the company in these actions.

Hamstra is seeking to recover $1,494,512.72 in unpaid invoices related to the construction of Bion’s Ammonia Recovery System at Fair Oaks, Indiana. This sum includes $653,915 owed to Dilling Group, Inc., a subcontractor of Hamstra. Dilling filed suit to recover that amount on March 31, 2025, which was disclosed in Bion’s 8-k, dated April 7, 2025.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Hamstra Builders, Inc Summons
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Stephen Craig Scott
Date: April 17, 2025	Name:	Stephen Craig Scott Interim CEO